UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

December 2, 2019

Date of Report (date of earliest event reported)

LITHIA MOTORS INC

(Exact name of registrant as specified in its charter)

Oregon	001-14733	93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Bartlett Street, Medford, Oregon	97501
(Address of principal executive offices)	(Zip Code)

(541) 776-6401

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock without par value	LAD	The New York Stock Exchange
Class B common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Items.

On December 2, 2019, Lithia Motors, Inc. (the “Company”) issued a press release to announce that it intends to offer $400 million aggregate principal amount of the senior notes due 2027 (the “Notes”) in a private offering (the “Private Offering”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds of the Private Offering to repay all amounts then outstanding under the revolving line of credit under its credit facility and the remainder for general corporate purposes, which may include funding acquisitions, capital expenditures and other debt repayment. Pending final application, all or a portion of the net proceeds of the Private Offering may be applied to reduce indebtedness, including under the Company’s new and used vehicle floor plan facilities.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder. The information in this Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Notes in the Private Offering. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Shortly following the expected completion of the Private Offering, we intend to extend and amend our existing $2.6 billion syndicated credit facility, increasing the total available borrowing capacity to $2.8 billion and extending the maturity to January 1, 2025. We anticipate designating $2.095 billion for new vehicle floor plan financing, $100 million for service loaner floor plan financing, $358 million for used vehicle floor plan financing and $247 million for our revolving line of credit. These allocations can be increased or decreased on a monthly basis, provided that the total of the four lines of credit does not exceed the $2.8 billion commitment and the used vehicle floor plan line and the revolving line of credit do not exceed 16.50% and 18.75% of the total commitment, or $462 million and $525 million, respectively. Under the anticipated amendment, the credit facility may be expanded to $3.2 billion total availability, subject to lender approval. The foregoing terms are preliminary and the proposed extension and amendments are subject to market and other conditions, and there can be no assurance that they will be completed on the terms contemplated or at all.

Information set forth in this Current Report (including the exhibit attached hereto) contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements can be identified by terms such as “project”, “outlook”, “target”, “may”, “will”, “would”, “should”, “seek”, “expect”, “plan”, “intend”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “likely”, “goal”, “strategy”, “future”, “maintain”, and “continue” or the negative of these terms or other comparable terms. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Lithia Motors, Inc. dated December 2, 2019

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.

Dated: December 2, 2019	By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer